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                                                                  Exhibit 10ii-5



                               TWELFTH AMENDMENT
                                       TO
                 AMERITECH MANAGEMENT SUPPLEMENTAL PENSION PLAN


         RESOLVED, that pursuant to the authority granted to this Committee, the Ameritech Management Supplemental Pension Plan (the "Supplemental Plan"), is hereby amended as follows effective as of the date or dates indicated:

1. Effective as of August 18, 1993, to delete the term "30th" from subsection 3.5(d) of the Supplemental Plan and to substitute therefor the term "60th"; and

2.       Effective immediately, to add the following at the end of subsection
         3.1 of the Supplemental Plan:

         "The term "Affected Participant" as used in this subsection shall mean any former Senior Management Employee (as defined in the Ameritech Senior Management Retirement and Survivor Protection Plan (the "Senior Management Plan")) who received a lump sum payment of his interest under the Senior Management Plan pursuant to Supplement A of the Senior Management Plan and who is now participating in this Supplemental Plan.

         The benefits to which an Affected Participant or his surviving spouse is otherwise entitled under this Supplemental Plan in the form of a lump sum shall be reduced by an amount based upon the amount paid to the Affected Participant or to the grantor trust established by the Affected Participant in accordance with Supplement A of the Senior Management Plan, and the amount withheld therefrom for the payment of taxes, but calculated using the interest assumption then being used to calculate lump sum payments under the Pension Plan. No adjustment shall be made to the amount of the reduction to reflect earnings or losses on amounts previously paid. If an Affected Participant's or surviving spouse's benefits under the Supplemental Plan are not paid in the form of a lump sum, the amount of such benefits shall be determined by converting the net lump sum that would be payable in accordance with the first sentence of this paragraph (after reduction by the amount specified above) to an actuarially equivalent amount based upon the rates, tables and factors then utilized under the Supplemental Plan to determine lump sum amounts. If the amount of the reduction exceeds

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         the benefits to which the Affected Participant or
         his surviving spouse would otherwise be entitled under the Supplemental Plan, no benefits shall be paid to such Affected Participant or surviving spouse under the Supplemental Plan and no amount shall be owed from the Affected Participant or surviving spouse to the Supplemental Plan or Ameritech."


         I, Carol J. Ogren, Secretary of the Ameritech Benefit Plan Committee, hereby certify that the foregoing is a correct copy of a resolution adopted by the Ameritech Benefit Plan Committee on September 23, 1993, and that the resolution has not been changed or repealed.


                                                        /s/ CAROL J. OGREN
                                                       ---------------------
                                                            Secretary